United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$30,775,770
Unrealized Gain (Loss) on Market Value of Futures	20,410,560
Dividend Income	7,383
Interest Income	16,106
ETF Transaction Fees	30,000
Total Income (Loss)	$51,239,819

Expenses
General Partner Management Fees	$254,721
Brokerage Commissions	72,985
Tax Reporting Fees	44,020
Audit Fees	13,589
NYMEX License Fee	8,491
Non-interested Directors' Fees and Expenses	7,837
Prepaid Insurance Expense	7,178
Legal Fees	5,556
Total Expenses	$414,377
Net Income (Loss)	$50,825,442

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/13	$885,297,408
Additions (11,300,000 Shares)	396,591,539
Withdrawals (21,600,000 Shares)	(758,437,335)
Net Income (Loss)	50,825,442

Net Asset Value End of Month	$574,277,054
Net Asset Value Per Share (16,300,000 Shares)	$35.23

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612